Exhibit 99.1

iBio Reports Fiscal Year 2024 Financial Results and Provides Corporate Update

San Diego, California / September 20, 2024 / (GLOBE NEWSWIRE) / iBio, Inc. (NYSEA:IBIO), an AI-driven innovator of precision antibody immunotherapies, today announced its financial results for the fiscal year ended June 30, 2024, and provided a corporate update.

“Our fiscal year 2024 was a transformational year for iBio, as we’ve solidified our business and financial position as a next-generation antibody company with a machine-learning-enabled platform for designing and developing difficult-to-drug therapeutics,” said CEO and Chief Scientific Officer Martin Brenner, Ph.D., DVM. “We made significant progress entering the fast-growing cardiometabolic and obesity space with our collaboration with AstralBio and strengthened our financial position by eliminating our debt associated with the facility and closing a fully subscribed financing including participation from Ikarian Capital, Lynx1 Capital Management, ADAR1 Capital Management, and other institutional and accredited investors. We continued to build our drug discovery platform, adding innovative technologies that are helping to advance our pipeline and provide critical support to our biopharma partners with best-in-class antibody discovery and development projects.”

Business Developments:

•

Expanded the AI-powered technology stack with the launch of ShieldTx™, a patent-pending antibody masking technology designed to enable specific, highly targeted antibody delivery to diseased tissue without harming healthy tissue.

•

In February, iBio closed the sale of its early-stage PD-1 asset to Otsuka Pharmaceutical Co., Ltd. for $1MM in upfront cash with contingent downstream payments of up to $52.5MM, a pivotal moment that showcased the power of iBio’s platform to discover best-in-class assets.

•

Added bispecific capabilities with its EngageTx™ technology. We advanced a Trop2 x CD3 molecule to clinical candidate selection stage by demonstrating in a humanized mouse model of squamous cell carcinoma, a significant 36 percent reduction in tumor size 14 days after tumor implantation and after a single dose. Additionally, we leveraged our EngageTx technology and Epitope Steering technology to successfully develop multiple MUC16 x CD3 molecules, which show potent cell killing against ovarian cancer cells.

•

Entered into a collaboration with AstralBio, Inc. to provide an exclusive license in the cardiometabolic and obesity space. iBio will develop four targets of interest with rights to license up to three of these targets prior to entering the clinic.

Corporate Developments:

•

At the Company’s Special Meeting of Stockholders held on November 27, 2023, iBio’s stockholders authorized a reverse stock split, with a ratio ranging from 1-for-5 to 1-for-20 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board of Directors (the “Board”), and thereafter the Board approved a one for twenty (1-for-20) reverse stock split of the Company’s shares of common stock. The reverse stock split was effective November 29, 2023.

•	Entered into a best-efforts public offering with investors in the fiscal second quarter for gross proceeds of approximately $4.5MM before deducting placement agent fees and offering expenses

•

Entered into a securities purchase agreement for a private investment in public equity financing with several institutional investors and an accredited investor in the fiscal third quarter and consummated the financing in the fiscal fourth quarter for gross proceeds of approximately $15.0MM before deducting placement agent fees and offering expenses.

•	During the third and fourth quarters, strengthened the Company’s cash position after previously issued warrants were exercised for proceeds of approximately $4.5MM.
•

The Company closed the sale of its manufacturing facility located in Bryan, Texas (the “Property”) to the Board of Regents of the Texas A&M University System for $8.5MM. Following the issuance of pre-funded warrants having a value of $4.5MM to the lender, Woodforest National Bank, iBio and its wholly owned subsidiary, iBio CDMO LLC, satisfied all of the conditions of the settlement agreement releasing the Company and its subsidiary of all obligations with respect to the debt secured by the Property, which coupled with the release of approximately $915K in restricted cash previously held by Woodforest, eliminated approximately $13.2MM in secured debt from the Company’s balance sheet.

•

Strengthened its Board of Directors and executive leadership team through the appointments of Dr. Brenner to the Board of Directors, effective June 1, 2024, and Kristi Sarno as Senior Vice President, Business Development, effective August 8, 2024.

“We ended this fiscal year well-positioned to advance our technology to drive value for patients and shareholders,” said Chief Financial Officer Felipe Duran. “We strengthened our balance sheet through capital raises and debt extinguishment. In fiscal year 2024, we executed transactions which brought in non-dilutive funding, and we continue to pursue business development projects to strengthen our financial position.”

Financial Results:

Revenues for the fiscal year ended June 30, 2024, were approximately $0.2 million, an increase of 100% over fiscal 2023.

R&D and G&A expenses for fiscal 2024 decreased $5.1 million and $7.3 million, respectively, over the comparable period in fiscal 2023. The decrease in R&D and G&A reflects the Company’s cost savings implemented to support its growing investments in its pipeline, platform technologies, employees, and related infrastructure.

iBio’s consolidated net loss for the fiscal year ended June 30, 2024, was $24.9 million, a decreased loss of $40.1 million compared to 2023 primarily because of the decrease in expenses related to the Company’s discontinued operations and cost saving initiatives.

iBio held cash, cash equivalents and restricted cash of $14.4 million as of June 30, 2024.

As disclosed in its Annual Report on Form 10-K for the fiscal year ended June 30, 2024, which was filed on September 20, 2024 with the Securities and Exchange Commission, the audited financial statements contained an audit opinion from its registered public accounting firm that includes an explanatory paragraph related to the Company’s ability to continue as a going concern. See further discussion in footnote 2 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K. This announcement is made pursuant to NYSE American LLC Company Guide Sections 401(h) and 610(b), which requires public announcement of the receipt of an audit opinion containing a going concern paragraph.

About iBio, Inc.

iBio is an AI-driven innovator that develops next-generation biopharmaceuticals using computational biology and 3D-modeling of subdominant and conformational epitopes, prospectively enabling the discovery of new antibody treatments for hard-to-target cancers, and other diseases. iBio’s mission is to decrease drug failures, shorten drug development timelines, and open up new frontiers against the most promising targets. For more information, visit www.ibioinc.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements such as ending the fiscal year being well-positioned to advance the Company’s technology to drive value for patients and shareholders; and continuing to pursue business development projects to strengthen the Company’s financial position. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to successfully advance its technology and continue to pursue business development projects to strengthen the Company’s financial position; its ability to obtain regulatory approvals for commercialization of its product candidates, or to comply with ongoing regulatory requirements; regulatory limitations relating to its ability to promote or commercialize its product candidates for specific indications; acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products; the continued maintenance and growth of its patent estate; its ability to establish and maintain collaborations and attract and increase partnership opportunities; competition; the substantial doubt exists related to the Company’s ability to operate as a going concern; its ability to raise additional capital in order to fully execute the Company’s longer-term business plans and the other factors discussed in the Company’s filings with the SEC including the Company’s Annual Report on Form 10-K for the year ended June 30, 2024. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

iBio, Inc.

Investor Relations

ir@ibioinc.com

Susan Thomas

iBio, Inc.

Media Relations

susan.thomas@ibioinc.com

iBio, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In Thousands, except per share amounts)

	Years Ended
	June 30,
	2024	2023

Revenues	$225	$—

Operating expenses:
Research and development	5,185	10,327
General and administrative	11,674	19,016
Total operating expenses	16,859	29,343

Operating loss	(16,634)	(29,343)

Other income (expense):
Interest expense	(172)	(83)
Interest income	363	213
Loss on sales of debt securities	—	(98)
Gain on sale of intellectual property	1,000	—
Total other income	1,191	32

Net loss from continuing operations	(15,443)	(29,311)

Loss from discontinued operations	(9,464)	(35,699)

Net loss	$(24,907)	$(65,010)

Comprehensive loss:
Consolidated net loss	$(24,907)	$(65,010)

Other comprehensive loss - unrealized gain on debt securities	—	180
Other comprehensive income - foreign currency adjustment	—	33

Comprehensive loss	$(24,907)	$(64,797)

Loss per common share attributable to iBio, Inc. stockholders - basic and diluted - continuing operations	$(4.03)	$(47.88)
Loss per common share attributable to iBio, Inc. stockholders - basic and diluted - discontinued operations	$(2.47)	$(58.31)
Loss per common share attributable to iBio, Inc. stockholders - basic and diluted - total	$(6.50)	$(106.19)

Weighted-average common shares outstanding - basic and diluted	3,831	612

iBio, Inc. and Subsidiaries

Consolidated Balance Sheets

(In Thousands, except share and per share amounts)

	June 30, 2024	June 30, 2023

Assets
Current assets:
Cash and cash equivalents	$14,210	$4,301
Restricted cash	—	3,025
Subscription receivable	—	204
Promissory note receivable and accrued interest	713	—
Prepaid expenses and other current assets	749	664
Current assets held for sale (see Note 3 - Discontinued Operations)	—	18,065
Total Current Assets	15,672	26,259

Restricted cash	215	253
Promissory note receivable	1,081	1,706
Finance lease right-of-use assets, net of accumulated amortization	339	610
Operating lease right-of-use asset	2,401	2,722
Fixed assets, net of accumulated depreciation	3,632	4,219
Intangible assets, net of accumulated amortization	5,368	5,388
Security deposits	26	50
Total Assets	$28,734	$41,207

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$358	$1,849
Accrued expenses	2,028	4,561
Finance lease obligations - current portion	299	272
Operating lease obligation - current portion	436	389
Equipment financing payable - current portion	178	160
Term promissory note - current portion	218	—
Insurance premium financing payable	123	—
Term note payable - net of deferred financing costs	—	12,937
Contract liabilities	200	—
Current liabilities related to assets held for sale	—	1,941
Total Current Liabilities	3,840	22,109

Finance lease obligations - net of current portion	53	351
Operating lease obligation - net of current portion	2,688	3,125
Equipment financing payable - net of current portion	63	241
Term promissory note - net of current portion	766	—

Total Liabilities	7,410	25,826

Stockholders’ Equity
Series 2022 Convertible Preferred Stock - $0.001 par value; 1,000,000 shares authorized at June 30, 2024 and June 30, 2023; 0 shares issued and outstanding as of June 30, 2024 and June 30, 2023	—	—
Common stock - $0.001 par value; 275,000,000 shares authorized at June 30, 2024 and June 30, 2023; 8,623,676 and 1,015,505 shares issued and outstanding as of June 30, 2024 and June 30, 2023, respectively	9	1
Additional paid-in capital	335,162	304,320
Accumulated deficit	(313,847)	(288,940)
Total Stockholders’ Equity	21,324	15,381

Total Equity	21,324	15,381
Total Liabilities and Stockholders’ Equity	$28,734	$41,207